                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                          Farah Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[LOGO]



                               FARAH INCORPORATED

                    8889 GATEWAY WEST - EL PASO, TEXAS 79925

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of Farah Incorporated (the "Company") will be held at the El Paso Marriott Hotel, 1600 Airway Boulevard, El Paso, Texas 79925, on March 12, 1996, at 9:00 a.m. (Mountain Standard Time), for the following purposes:

         (1) to elect eight directors to serve on the Company's Board of Directors;

         (2) to consider and vote on a proposal to add an additional 500,000 shares of Common Stock to the Company's 1991 Stock Option and Restricted Stock Plan; and

         (3) to transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The shareholders of record at the close of business on January 26, 1996 are entitled to notice of and to vote at this Annual Meeting or any adjournment thereof.

         We hope that you attend the Annual Meeting in person, but in any event you are urged to mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be voted in accordance with your wishes. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

                                        FARAH INCORPORATED



                                        James C. Swaim,
                                        Secretary

January 29, 1996

[LOGO]




                    8889 GATEWAY WEST - EL PASO, TEXAS 79925

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 12, 1996


         The enclosed proxy is solicited by and on behalf of the Board of Directors of Farah Incorporated (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the El Paso Marriott Hotel, 1600 Airway Boulevard, El Paso, Texas 79925, on March 12, 1996, at 9:00 a.m. (Mountain Standard Time), and at any adjournment of such Annual Meeting. The matters to be considered and acted upon at the Annual Meeting are described in the foregoing notice of the meeting and this Proxy Statement. The persons named as proxies are Richard C. Allender and James C. Swaim, each of whom is presently a director of the Company.

         This Proxy Statement and the related form of proxy are being mailed on or about January 29, 1996 to all shareholders of record on January 26, 1996. Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies will be voted as described in this Proxy Statement or as otherwise specified by a shareholder. As to the election of directors, a shareholder may, by checking the appropriate box on the proxy: (i) vote for all director nominees as a group; (ii) withhold authority to vote for all director nominees as a group; or (iii) vote for all director nominees as a group except those nominees identified by the shareholder in the appropriate area. See "Proposal One: Election of Directors" below. With respect to the other proposal, a shareholder may, by checking the appropriate box on the proxy: (i) vote "FOR" the proposal; (ii) vote "AGAINST" the proposal; or (iii) "ABSTAIN" from voting on the proposal. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person.

         The cost of soliciting, preparing, assembling and mailing the proxy, this Proxy Statement, and other materials enclosed therewith, and all clerical and other expenses of proxy solicitation will be borne by the Company. In addition, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or in person. The Company also has employed Georgeson and Co. Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $10,000. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding such materials.

         The information contained in the "Stock Option and Compensation Committee Report on Executive Compensation" below and "Performance of the Common Stock" below shall not be deemed "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                 VOTING RIGHTS

         The holders of record of the 10,155,568 shares of Common Stock outstanding on January 26, 1996 will be entitled to one vote for each share held on all matters coming before the Annual Meeting.


                                METHOD OF VOTING

         The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders present at the meeting or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. At any such adjourned Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Annual Meeting.

         Abstentions may be specified on all proposals (other than the election of directors) and will be counted towards a quorum. With respect to the election of directors, votes may be cast in favor or withheld. Directors are elected by a plurality of the votes cast at the Annual Meeting, and votes that are withheld will be excluded entirely from the vote and will have no effect.

         Brokers who hold shares in street name for customers are required to vote those shares in accordance with instructions received from the beneficial owners. In addition, brokers are entitled to vote on certain items, such as the election of directors and other "discretionary items," even when they have not received instructions from beneficial owners. Brokers are not permitted to vote for other "non-discretionary" items without specific instructions from the beneficial owners. Such "broker non-votes" will be counted towards a quorum. Under applicable Texas law and in accordance with the Company's bylaws, broker non-votes are not counted in determining the total number of votes cast on a proposal.


                                 ANNUAL REPORT

         The annual report for the Company's fiscal year ended November 3, 1995, including audited financial statements, is being furnished with this Proxy Statement to shareholders of record as of January 26, 1996. The annual report does not constitute a part of the proxy solicitation materials.


                           OWNERSHIP OF COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth persons who were known to the Company as of January 12, 1996, to be beneficial owners of more than five percent (5%) of the outstanding shares of Common Stock:

                                                 AMOUNT OF
         NAME AND ADDRESS OF                     BENEFICIAL           PERCENT OF
          BENEFICIAL OWNER                       OWNERSHIP             CLASS(1)
         -------------------                     ----------           ----------
         Georges Marciano                         936,400(1)             9.22%
         Georges Marciano Trust
           9756 Wilshire Boulevard
           Beverly Hills, California 90212

--------------------

         (1) According to Amendment No. 14 to Schedule 13D dated January 24, 1996, the Georges Marciano Trust has sole voting and dispositive power with respect to 889,400 shares of Common Stock owned by it. Georges Marciano is deemed to be the beneficial owner of the 889,400 shares of Common Stock deemed to be beneficially owned by the Georges Marciano Trust and of 47,000 shares of Common Stock owned by various trusts of which Mr. Marciano is the sole trustee. According to the Schedule 13D, the foregoing beneficial owners may be deemed to be a "group" as that term is defined in Rule 13(d)(3) of Exchange Act. See "Certain Matters Involving Directors and Shareholders."

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of Common Stock beneficially owned by each director, each executive officer and by all directors and executive officers as a group as of January 12, 1996.

                                                      SHARES
                                    AMOUNT           SUBJECT TO
                                 OF BENEFICIAL       OPTIONS AND      PERCENT
      NAME                       OWNERSHIP(1)         AWARDS(1)       OF CLASS
      ----                       -------------       -----------      --------
Richard C. Allender               133,681               106,900        1.30%
Jackie L. Boatman                  36,410                35,000             (3)
Clark L. Bullock                    3,000                 3,000             (3)
Christopher L. Carameros            5,500                 3,000             (3)
Sylvan Landau                      14,500                12,000             (3)
Michael R. Mitchell                63,831                57,500             (3)
Timothy B. Page                     1,500                 1,500             (3)
Charles J. Smith                    3,000                 3,000             (3)
James C. Swaim                     94,832                90,400             (3)

All Directors and
  Executive Officers
  as a Group (9 persons)          356,254               312,300        3.43%(2)

--------------------
         (1) The shares of Common Stock that are either subject to options that exercisable within 60 days or subject to restricted stock awards that vest withing 60 days are also included in the column entitled "Amount of Beneficial Ownership."

         (2) Percentage considers an aggregate of 312,300 shares of Common Stock to be outstanding which are either subject to options which are exercisable within 60 days or subject to restricted stock awards which vest within 60 days.

         (3)     Less than one percent of the outstanding shares of Common
                 Stock.


                      PROPOSAL ONE: ELECTION OF DIRECTORS

         Each of the persons set forth below has been nominated for election to the Board of Directors, to serve for a term of one year until the next annual meeting of shareholders or until his successor is elected and qualified. See "Directors and Executive Officers--Nominees for Election as Directors." The shares represented by proxies will be voted as specified by the shareholder.
If a shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy except that, in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other person as the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                        DIRECTORS AND EXECUTIVE OFFICERS

         The following sets forth certain information regarding the nominees for election to the Company's Board of Directors and the Company's Executive
Officers:

NOMINEES FOR ELECTION AS DIRECTORS

RICHARD C. ALLENDER, age 50, has been a director of the Company since June 1988. Mr. Allender has served the Company in various capacities since 1985. Mr. Allender has been President and Chief Executive Officer of the Company since July 1990 and Chairman of the Board since March 1993.

CLARK L. BULLOCK, age 47, has been a director of the Company since March 1994. For the last seven years, Mr. Bullock has been Chairman and Chief Executive Officer of Shelter Rock Investors Services Corporation, a financial services and investment company. Mr. Bullock also serves as Chairman of the Board of several of Shelter Rock's portfolio companies, including Almedica Services Corp. and Almedica Corp. (pharmaceutical clinical supplies and services), SR Metals Inc. (metal plate processing) and George Glove Company (dermatological glove products). Mr. Bullock also serves as director for the Fundamental Family of Funds.

CHRISTOPHER L. CARAMEROS, age 42, has been a director of the Company since August 1987. Since September 1990, Mr. Carameros has been a business consultant and in private practice as a certified public accountant and currently is an officer, director and minority owner of Cactus Apparel, Inc., a privately held private label clothing manufacturer. Mr. Carameros is also a director of Helen of Troy Limited, a manufacturer of hair care appliances.

SYLVAN LANDAU, age 70, has been a director of the Company since January 1987. Prior to 1987, Mr. Landau was employed by Haggar Corp. for 39 years in various capacities, including President of Haggar International and President of the Reed St. James division. Mr. Landau served as Vice Chairman of Corporate Marketing of the Company from January 1987 to February 1988 and as a consultant of the Company since 1988. Mr. Landau has served the Dallas Market Center in various capacities since 1988, and currently is Executive Vice President--Retail Development. The Dallas Market Center is a corporation which operates various real properties in Dallas, Texas, and which provides markets for the wholesale trade.

MICHAEL R. MITCHELL, age 42, has been a director of the Company since March 1994. Mr. Mitchell has been employed by the Company since 1981 in various sales and marketing capacities. Mr. Mitchell was appointed President of Farah U.S.A. in March 1994.

TIMOTHY B. PAGE, age 43, has been a director of the Company since September 1989. For five years prior to November 1992, Mr. Page served as a director, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Tri-Gas, Inc., an industrial gas manufacturing company. From November 1992 to March 1995, Mr. Page was a business consultant and managed his personal investments. Since March 1995, Mr. Page has served as Executive Vice President and Chief Operating Officer of the Company.

CHARLES J. SMITH, age 69, has been a director of the Company since March 1994. For more than five years prior to his retirement in 1994, Mr. Smith served in various capacities with Crystal Brands, Inc., an apparel manufacturer and marketer, most recently as an Executive Vice President. Since then, Mr. Smith
has served as a consultant to various apparel companies.   In May 1995, Mr.
Smith became a partner and director of Phoenix Apparel Group, Inc., a privately-held apparel sourcing and consulting company.

JAMES C. SWAIM, age 43, has been a director of the Company since March 1993. Mr. Swaim has been employed by the Company since 1984 in various capacities and has been the Company's Chief Financial Officer since 1990 and Executive Vice President since November 1991. Mr. Swaim was appointed Secretary in March 1994.

EXECUTIVE OFFICERS

         The executive officers of the Company consist of Richard C. Allender, Jackie L. Boatman, Michael R. Mitchell, Timothy B. Page and James C. Swaim; Messrs. Allender, Mitchell, Page and Swaim are currently also directors of the Company. See "Nominees for Election as Directors."

JACKIE L. BOATMAN, age 37, has been an executive officer of the Company since March 1994. Mr. Boatman has been employed by the Company since 1987 in various capacities. Mr. Boatman served as Senior Vice President--Manufacturing of Farah U.S.A., Inc. from May 1991 through March 1994, and has served as Executive Vice President--Operations for Farah U.S.A., Inc. since March 1994.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Company has an Executive Committee which during fiscal year 1995 was comprised of Thomas G. Wyman, Richard C. Allender, Christopher L. Carameros, Timothy B. Page and Charles J. Smith. Mr. Wyman served as Chairman of the Executive Committee until his resignation as a director of the Company in August 1995. Mr. Allender served as Chairman from August 1995 through the end of the fiscal year. The Executive Committee has the power to exercise all of the authority of the Board of Directors in the management of the business and affairs of the Company to the extent provided in the Company's Bylaws and by applicable law. The Executive Committee met or voted on resolutions five times during fiscal year 1995.

         The Company has an Audit Committee which during fiscal year 1995 consisted of Christopher L. Carameros (Chairman), Clark L. Bullock and Edward
J. Monahan, who resigned as a director of the Company effective January 1, 1996. The Audit Committee is responsible for evaluating accounting and control procedures and practices of the Company and reporting on such matters to the Board of Directors. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee meets periodically with the Chief Financial Officer, other appropriate officers of the Company and the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements. The Audit Committee met or unanimously voted on resolutions four times during fiscal year 1995.

         The Company has a Nominating Committee which during fiscal year 1995 consisted of Sylvan Landau (Chairman), Richard C. Allender and Charles J. Smith. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to the Board or Board Committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill Board and Board Committee positions. The Nominating Committee did not meet or unanimously vote on resolutions during fiscal year 1995. The Nominating Committee will consider candidates recommended by other directors and shareholders. Written suggestions for candidates accompanied by a written consent of the proposed candidate to serve as a director if nominated and elected, a description of his or her qualifications and other relevant biographical information, should be sent in by November 30 of the year preceding the next Annual Meeting to the Secretary of the Company, 8889 Gateway West, El Paso, Texas 79225.

         The Company has a Stock Option and Compensation Committee which during fiscal year 1995 consisted of Charles J. Smith (Chairman), Clark L. Bullock and Christopher L. Carameros. See "Stock Option and Compensation Committee Interlocks and Insider Participation" below and "Stock Option and Compensation Committee Report on Executive Compensation" below. The Stock Option and Compensation Committee reviews and makes recommendations to the Board of Directors on officer and senior employee compensation, restricted stock and stock option awards and other compensation, and generally oversees matters relating to compensation of employees of the

Company. The Stock Option and Compensation Committee met or unanimously voted on resolutions six times during fiscal year 1995.

         The Company has a Retirement and Employee Benefits Committee which during fiscal year 1995 consisted of James C. Swaim (Chairman), Richard C. Allender, Michael R. Mitchell, Frank C. Marroquin (Director of Human Resources of Farah U.S.A., Inc.) and Russell Gibson (Senior Vice President, Financial Planning and Reporting of Farah U.S.A.). Mr. Marroquin served as a member of the Committee until his resignation from the Company in June, 1995. Mr. Gibson took Mr. Marroquin's place on the Committee in July, 1995. The Retirement and Employee Benefits Committee serves as administrator for the Company's pension and savings and retirement plans and generally oversees all employee benefit plans and services provided by the Company for its employees. The Retirement and Employee Benefits Committee met or unanimously voted on resolutions four times during fiscal year 1995.

         The full Board of Directors met or unanimously voted on resolutions five times during fiscal year 1995. Each of the directors attended or acted upon at least seventy-five percent of the aggregate number of Board of Director meetings, consents, and Board of Director Committee meetings or consents held or acted upon during fiscal year 1995.

              CERTAIN MATTERS INVOLVING DIRECTORS AND SHAREHOLDERS

         Under the terms of an Amended and Restated Stock Purchase Agreement dated March 12, 1993 (the "Amended and Restated Stock Purchase Agreement") among the Company, the Georges Marciano Trust, the Paul Marciano Trust and Marciano Investments, Inc. (collectively, the "Marciano Interests"), the Company sold 619,000 shares of its Common Stock to the Marciano Interests. Under the terms of the Amended and Restated Stock Purchase Agreement and prior agreements with Marciano Investments, Inc., the Company is required to exercise all authority under applicable law to cause up to three individuals designated by the Marciano Interests to be elected to the Company's Board of Directors. The right to designate three members of the Board of Directors shall continue for so long as the Marciano Interests owns at least the lesser of (a) 1,800,000 shares of Common Stock or (b) 25% of the outstanding shares of Common Stock (the "First Threshold Amount"). In the event the Marciano Interests owns a number of shares of Common Stock equal to or greater than the lesser of (a) 1,200,000 or (b) 15% of the total outstanding shares of Common Stock, but lesser than the First Threshold Amount, it shall be entitled to designate two members to the Company's Board of Directors (the "Second Threshold Amount").
In the event the Marciano Interests own a number of shares of Common Stock equal to or greater than the lesser of (a) 800,000 or (b) 10% of the total outstanding shares of Common Stock, but lesser than the Second Threshold Amount, it shall be entitled to designate one member to the Company's Board of Directors. As of January 12, 1996, the Marciano Interests own 1,033,500 shares of Common Stock (which amount includes 97,100 shares of Common Stock beneficially owned by Paul Marciano), and are entitled to designate one member of the Company's Board of Directors. As of January 29, 1996 the Marciano Interests have not elected to designate any person to the Company's Board of Directors.

               STOCK OPTION AND COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

         During fiscal year 1995, the Stock Option and Compensation Committee was composed of Charles J. Smith, Clark L. Bullock and Christopher L. Carameros. Mr. Carameros is the only member of the Stock Option and Compensation Committee that was formerly an officer of the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth the summary of compensation paid or accrued to the Company's Chief Executive Officer and its other executive officers during fiscal years 1993-1995.

                                            ANNUAL COMPENSATION                                  LONG TERM COMPENSATION
                           ------------------------------------------------------       ---------------------------------------
                                                                        OTHER           RESTRICTED
  NAME AND                                                              ANNUAL             STOCK                      ALL OTHER
PRINCIPAL POSITION         FISCAL YEAR      SALARY       BONUS      COMPENSATION(1)      AWARDS(8)         OPTIONS   COMPENSATION
------------------         -----------    ----------  -----------   ---------------     -----------       -------   ------------
Richard C. Allender,           1995       $ 300,000   $         0   $     15,000        $           0             0   $128,050(2)
 President & Chief             1994         300,000       164,850         15,000            1,402,500        45,000    127,750(2)
 Executive Officer             1993         275,000             0              0              218,750        25,000     14,795(2)

Jackie L. Boatman,             1995       $ 190,020   $         0   $      9,501        $           0             0   $ 26,060(3)
 Executive Vice                1994         160,425        47,100          8,271                    0        14,000     25,795(3)
 President,  Farah             1993         137,250             0              0               26,625        10,000      4,604(3)
 U.S.A., Inc.

Michael R. Mitchell,           1995       $ 240,000   $         0   $     12,000        $           0             0   $ 36,510(4)
 President, Farah              1994         204,588        89,490         14,438               82,500        35,000     36,167(4)
 U.S.A., Inc.                  1993         163,000             0              0               53,250        12,500      5,591(4)

Timothy B. Page,               1995(7)    $ 160,000   $         0   $          0        $           0             0   $  1,340(5)
 Executive Vice
 President and Chief
 Operating Officer

James C. Swaim,                1995       $ 184,992   $         0   $      9,250        $           0             0   $ 26,015(6)
 Executive Vice                1994         175,000        76,930          9,000               66,000        28,000     25,928(6)
 President,  Chief             1993         165,000             0              0               62,125        15,000      9,983(6)
 Financial  Officer,
 Treasurer and
 Secretary

--------------------

         (1) Such amounts represent the Company's contribution, pursuant to separate Deferred Compensation Agreements between the Company and the Company's Chief Executive Officer and each other executive officer, to a deferral account on behalf such officer.

         (2)     Includes $4,500, $4,500 and  $8,570 for fiscal years 1995,
                 1994 and 1993, respectively, contributed by the Company on behalf of Mr. Allender pursuant to a defined contribution plan, the Farah Savings and Retirement Plan (the "401(k) Plan"), $2,550, $2,250 and $6,225 for fiscal years 1995, 1994 and 1993, respectively, for life insurance premiums paid by the Company on behalf of Mr. Allender, and $121,000 for fiscal years 1995 and 1994 for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Allender.

         (3)     Includes $4,500, $4,500 and $4,117 for fiscal years 1995, 1994 and 1993, respectively, contributed by the Company on behalf of Mr. Boatman pursuant to the 401(k) Plan, $1,560, $1,295 and $487 for fiscal years 1995, 1994 and 1993, respectively, for life insurance premiums paid by the

                 Company on behalf of Mr. Boatman, and $20,000 for fiscal years 1995 and 1994 for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Boatman.

         (4)     Includes $4,500, $4,500 and $4,815 for fiscal years 1995, 1994 and 1993, respectively, contributed by the Company on behalf of Mr. Mitchell pursuant to the 401(k) Plan, $2,010, $1,667, $776 for fiscal years 1995, 1994 and 1993, respectively, for life insurance premiums paid by the Company on behalf of Mr. Mitchell, and $30,000 for fiscal years 1995 and 1994 for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Mitchell.

         (5) This amount is for life insurance premiums paid by the Company on behalf of Mr. Page in fiscal year 1995.

         (6)     Includes $4,500, $4,500 and $9,129 for fiscal years 1995, 1994 and 1993, respectively, contributed by the Company on behalf of Mr. Swaim pursuant to the 401(k) Plan, $1,515, $1,428 and $854 for fiscal years 1995, 1994 and 1993, respectively, for life insurance premiums paid by the Company on behalf of Mr. Swaim, and $20,000 for fiscal years 1995 and 1994 for reverse split dollar life insurance premiums paid by the Company on behalf of Mr. Swaim.

         (7) Mr. Page became an officer of the Company in March 1995. See "Directors and Executive Officers--Nominees for Election as Directors."

         (8) The number and value of restricted stock holdings as of November 3, 1995 are as follows:

                                                                       VESTING
                                                               ---------------------
                                                               FISCAL
EXECUTIVE OFFICER            NUMBER             VALUE           YEAR          NUMBER
-----------------            ------             -----          ------         ------
Richard C. Allender          45,833          $320,831           1996          20,833
                                                                1997          12,500
                                                                1998          12,500

Jackie L. Boatman             1,000            $7,000           1996           1,000

Michael R. Mitchell           4,500           $31,500           1996           4,500

Timothy B. Page                 --                --             --            --

James C. Swaim                4,333           $30,331           1996           4,333

--------------------
         Dividends, if any, in respect of the shares of restricted stock will be paid at the discretion of the Stock Option and Compensation Committee.

         The following table sets forth a summary of each exercise of stock options during fiscal year 1995 and certain information regarding unexercised options with respect to the Company's executive officers. No stock options were granted to the Company's executive officers in fiscal year 1995.


              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FISCAL YEAR END VALUES

                                                                                           VALUE OF
                                                                  NUMBER OF               UNEXERCISED
                                                                 UNEXERCISED             IN-THE-MONEY
                              NUMBER                               OPTIONS                  OPTIONS
                                OF                                AT FISCAL                AT FISCAL
                              SHARES                              YEAR-END                 YEAR-END
                             ACQUIRED           VALUE           EXERCISABLE/             EXERCISABLE/
   NAME                     ON EXERCISE        REALIZED         UNEXERCISABLE            UNEXERCISABLE
   ----                     -----------        --------         -------------            -------------
Richard C. Allender             --                --               89,400/0                 $ 5,500/0
Jackie L. Boatman               --                --               28,000/0                 $ 2,500/0
Michael R. Mitchell          2,500            $9,375               57,500/0                 $ 2,813/0
Timothy B. Page                 --                --                1,500/0                 $     0/0
James C. Swaim                  --                --               90,400/0                 $73,925/0

EMPLOYMENT CONTRACTS AND TERMINATION AGREEMENTS

         On July 10, 1995, the Company entered into an Employment Agreement with Richard C. Allender. The term of the Employment Agreement is for a three-year period which renews automatically on a daily basis and continues thereafter for a three-year term. The Employment Agreement provides for a minimum annual salary of $325,000. The Company is also obligated to pay the premiums of a reverse split-dollar life insurance policy for Mr. Allender in the amount of $121,000 per year for three years.

         The Company can terminate the Employment Agreement upon the death or permanent disability of Mr. Allender or for cause. In the event of a change in control of the Company, Mr. Allender may terminate his employment (i) at any time during the term of the Employment Agreement, for Good Reason (as defined below), by giving written notice to the Company, or (ii) for a period of 180 days beginning on the date of the change in control of the Company, in his sole discretion, by providing written notice to the Company. For purposes of the Employment Agreement a "change in control" of the Company shall mean a change in control of a nature that would be required to be reported in response to
Item 1(a) of the Current Report on Form 8-K, pursuant to Section 13 or 15(d) of the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred at such time as (A) any "person", as such term is used in Section 14(d) of the Exchange Act, other than the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), of 20% (the "Relevant Percentage") or more of the combined voting power of the Company's Common Stock; provided, however, the Relevant Percentage shall be 40% solely in respect of any acquisitions of Common Stock by the Marciano Interests, or any of its affiliates, or (B) individuals who constitute the Board of Directors of the Company on the date of the agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least three quarters of the directors comprising the Incumbent Board shall be, for purposes of this clause (i), considered as though such person were a member of the Incumbent Board. "Good Reason" shall mean (A) a substantial adverse change in Mr. Allender's status or position(s) as an executive officer of the Company; (B) a reduction by the Company in Mr. Allender's base salary as in effect immediately prior to the change in control; or (C) Mr. Allender's office is moved, without his mutual consent, from the city where his office is located immediately prior to the change in control.

         If Mr. Allender's employment is terminated by reason of incapacity, by the Company other than for cause, or by Mr. Allender for Good Reason after a change in control, the Company shall be obligated to pay Mr. Allender his base salary for a period of 36 months and the remaining premiums under the split-dollar life insurance policy described above. If Mr. Allender's employment is terminated by him without Good Reason but after a change in control, the Company shall be obligated to pay Mr. Allender his base salary for a period of 18 months and the remaining premiums under the split-dollar life insurance policy described above. In addition, the Company shall maintain in full force and effect, for the same period for which severance payments are being made after such termination of the Employment Agreement, all health insurance, long-term disability, life insurance and accidental death and disability benefits in which Mr. Allender was entitled to participate immediately prior to such termination.

         On March 1, 1993 the Company entered into Employment Agreements with Jackie L. Boatman, Michael R. Mitchell and James C. Swaim, which were amended and restated in August 1994. The term of the Employment Agreements are for a three-year period which will expire on March 1, 1996. The Employment Agreements provide for a minimum annual salary of $175,000, $225,000 and $175,000, respectively. The Company is also obligated to pay, during the term of the Employment Agreements, the premiums of a reverse split-dollar life insurance policy for Messrs. Boatman, Mitchell and Swaim not to exceed $20,000, $30,000 and $20,000, respectively, per year. The terms of Messrs. Boatman, Mitchell and Swaim's Employment Agreements are substantially the same as the Employment Agreement with Mr. Allender except for the benefits payable upon termination of the Employment Agreement.

         If Messrs. Boatman, Mitchell or Swaim is terminated by reason of incapacity, they shall be entitled to their annual salary for a period of 12 months. If Messrs. Boatman, Mitchell or Swaim's employment is terminated by the Company other than for cause, death or disability, or by Messrs. Boatman, Mitchell or Swaim for Good Reason after a change in control, the Company shall be obligated to pay Mr. Mitchell or Mr. Swaim their base salary for a period of 24 months, and Mr. Boatman his base salary for a period of 18 months, and the Company shall be obligated to pay one additional annual premium on each of the reverse split-dollar life insurance policies.


                           COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of the Company receives $1,500 per quarter for serving on the Board of Directors and an additional $1,000 for attending each Board of Directors' meeting or Board Committee meeting not held in conjunction with a Board of Directors' meeting. Directors who are not officers or employees of the Company are also entitled to up to $1,000 per day and related expenses for their time expended on Company business for special assignments upon submission and approval of expense statements. Directors who are officers or employees of the Company receive no additional compensation for serving on the Board of Directors or Board Committees or for attendance at Board of Directors or Board Committee meetings.

         During fiscal year 1995, prior to his employment with the Company, the Company engaged Mr. Page to provide consulting services. The Company paid Mr. Page $56,000 during fiscal year 1995 for such consulting services. See "Directors and Executive Officers" and "Compensation of Executive Officers."

         During fiscal year 1995, the Company engaged Messrs. Carameros and Landau to provide consulting services. The Company paid Messrs. Carameros and Landau $16,094 and $38,780, respectively, during fiscal year 1995 for such consulting services. See "Directors and Executive Officers."

         Non-employee directors are entitled to receive options under the Farah Incorporated 1988 Non-Employee Directors Stock Option Plan (the "1988 Plan") and, in the case of non-employee directors that are consultants to the Company, the Company's 1991 Stock Option and Restricted Stock Plan ("1991 Plan"). There were no grants of options to non-employee directors under the 1991 Plan in fiscal year 1995. The 1988 Plan provides for the grant of options to purchase a total of 150,000 shares of Common Stock. Options granted pursuant to the 1988 Plan may be exercised immediately following the date of grant. No option may be exercised after ten years from the date on which it is granted. The exercise price of the shares of Common Stock under the 1988 Plan is the fair market value of such shares at the time the option is granted.

         Each director of the Company who is, at the time, not otherwise an officer or employee of the Company or any of its subsidiaries will automatically be granted an option to purchase 1,500 shares of Common Stock immediately following each Annual Meeting of Shareholders pursuant to the 1988 Plan. The 1988 Plan is administered by the Stock Option and Compensation Committee. The Stock Option and Compensation Committee has no discretion to determine the selection of directors to whom options may be granted, the number of shares subject to an option, the number of options that may be granted or the price at which such options may be exercised.

         In the event that an option holder ceases to be a director of the Company for any reason, such option holder may exercise his or her options for a period of two years after he or she ceases to be a director, and his or her unexercised options will expire at the end of such period. Should an option holder, subject to this restriction, die during such two-year period, however, or while serving as a director, his or her options may be exercised by the beneficiary under the option holder's will or the executor of such option holder's estate for a period of two years after death and any unexercised options will expire at the end of such period. In no event, however, will the period during which such options may be exercised extend beyond the term of the options.

         On March 14, 1995, the date of the 1995 Annual Meeting of Shareholders, options to acquire 1,500 shares of Common Stock at $8.625 per share were granted to each of Clark L. Bullock, Christopher L. Carameros, Sylvan Landau, Edward J. Monahan, Charles J. Smith and Thomas G. Wyman.

                        PERFORMANCE OF THE COMMON STOCK

         The graph below compares the cumulative total return of the Company's Common Stock to the S&P 500 Index and the Dow Jones Clothing Industry Group assuming a $100 investment on November 1, 1990.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                            AMONG FARAH INCORPORATED
                       S&P 500 INDEX AND PEER GROUP INDEX



                FARAH INCORPORATED      DOW JONES INDUSTRY      S&P 500 INDEX
                                             GROUP CLO
1991               286.96                   185.34                   133.51
1992               191.3                    220.5                    146.83
1993               295.65                   204.81                   168.78
1994               286.96                   198.09                   175.31
1995               243.48                   200.12                   221.78


                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

         The Stock Option and Compensation Committee's (the "Committee") policy is to review and make recommendations to the Board of Directors on cash compensation, stock option and restricted stock awards and other compensation for the Company's executive officers. Generally, compensation for executive officers is established effective as of the beginning of each fiscal year. The Committee takes into account many factors in making the determination of aggregate compensation. Such factors include (1) the financial results of the Company for the preceding fiscal year, (2) the performance of the Company's stock, (3) compensation paid to executive officers in prior years, and (4) compensation of executive officers employed by companies in industries similar to the Company. In fiscal year 1994 the Company entered into employment agreements with each of the executive officers, other than Timothy B. Page who was not an executive officer at the time. The employment agreement for Richard
C. Allender, the Company's Chief Executive Officer, was amended in fiscal year 1995 but did not increase the annual compensation amounts. The employment agreements provide for a minimum annual salary and provide discretion to the Committee to make increases based on the performance of the executive and the Company. The annual salary levels in the agreements were based in part on advice received from an outside consulting firm, although the Committee exercised its discretion is setting the final amounts of annual compensation. The outside consulting firm used a private database to survey the compensation levels and policies of 116 companies with annual sales in the $100,000,000 - $200,000,000 range. The companies included in the database surveyed by the consultant are not the same companies included in the Dow Jones Clothing Industry Group described in the section of this Proxy Statement labeled "Performance of the Common Stock" or companies necessarily involved in the apparel industry.

         Compensation of the Company's executive officers is comprised of (1) annual salary, (2) annual incentive compensation, (3) stock option and restricted stock awards and (4) other employee benefits which are described in the Proxy Statement. The compensation earned by executive officers in annual incentive compensation and stock option and restricted stock awards is intended to align the interests of management and shareholders. In fiscal year 1995 the Company experienced a loss and the Company's executive officers earned no amounts from the annual incentive compensation or appreciation in any existing stock option or restricted stock awards.

         Annual salary is determined by the skills and experience required by the position, the impact of the individual on the Company and the performance of the individual and as discussed above, the Company's existing employment
agreements.    In fiscal year 1994, the Company recorded substantial profits and the Committee felt that because of the Company's financial performance in that fiscal year it was appropriate to award an increase in annual salary to the Company's executive officers effective in fiscal year 1995. In light of the financial difficulties experienced by the Company in fiscal year 1995, members of the Committee, using their subjective determination, did not increase any annual compensation to be effective in fiscal year 1996 except for one executive officer who assumed additional management responsibilities.

         Annual incentive compensation is based on a bonus plan. The bonus plan provides for the payment of bonuses as a percentage of base annual compensation if the Company met pre-tax income goals established at the beginning of the fiscal year. In fiscal year 1995 the Company experienced a loss and the Company's executive officers earned no amounts from the annual incentive compensation.

         In addition, the Committee did not make any stock option or restricted stock awards or increase in any material respect any other employee benefits in fiscal year 1995.


                                        By: Charles J. Smith, Chairman
                                            Clark L. Bullock
                                            Christopher L. Carameros

   PROPOSAL TWO: INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO
                 THE 1991 STOCK OPTION AND RESTRICTED STOCK PLAN


         The Board of Directors and the Stock Option and Compensation Committee (the "Committee") have determined that it is in the best interest of the Company and the shareholders to add 500,000 shares of Common Stock to the 1991 Plan. There are currently 725,000 shares of Common Stock subject to the 1991 Plan, of which 712,864 shares of Common Stock are currently subject to options or stock awards under the 1991 Plan.

         The Company in the past has used stock options for attracting, retaining and motivating key employees and directors, by providing them incentives to enhance the growth and profitability of the Company. The 1991 Plan continues the objectives embodied in the plans previously adopted by the
Company: namely, to provide incentives to persons with experience and ability so that they will remain in the employ of the Company or its subsidiaries, to attract new employees and consultants whose services are considered valuable to the Company or its subsidiaries and to encourage a proprietary interest by such persons in the development and financial success of the Company.

         As of January 12, 1996, there were only 12,136 shares of Common Stock available for the grant of options under the 1991 Plan. The Board of Directors believes that this is not a sufficient number of shares of Common Stock to accomplish the objectives described above. The inclusion of 500,000 additional shares of Common Stock subject to the 1991 Plan will enable the Company to further promote these objectives.

         The 1991 Plan was approved by the Board of Directors on October 15, 1991 and provides for the grant to selected employees and consultants of the Company of (1) options to purchase shares of Common Stock, and (ii) shares of restricted stock. The Shareholders approved the 1991 Plan on March 10, 1992, at the Annual Meeting of the Shareholders. The options granted under the 1991 Plan are intended to be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code or options that do not meet the requirements for Incentive Stock Options ("Nonstatutory Options"). The 1991 Plan originally had 300,000 shares of Common Stock subject to the plan. The Shareholders approved an additional 75,000 shares of Common Stock on March 9, 1993, at the 1993 Annual Meeting of Shareholders and 350,000 shares of Common Stock on March 8, 1994, at the 1994 Annual Meeting of shareholders.


         The approval of this amendment to the 1991 Plan requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock held by shareholders who are present at the Annual Meeting, in person or by proxy, and entitled to vote at such meeting. The options, if any, granted under this amendment to the 1991 Plan will terminate if such amendment is not approved by the Company's shareholders at the Annual Meeting.

         The closing sale price of the Company's Common Stock as reported by the New York Stock Exchange, Inc. on January 12, 1996 was $5.00.

         The shares represented by proxies will be voted as specified by the shareholder. If a shareholder does not specify his or her choice, the shares will be voted in favor of the proposed amendment to the 1991 Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PRIOR GRANTS OF PLAN AWARDS

         As of January 12, 1996, there were 41 Participants in the 1991 Plan. During fiscal year 1995 there were grants of stock options for 7,000 shares of the Company's Common Stock, none of which were grants to executive officers. There were no grants of restricted stock awards during fiscal year 1995. See "Compensation of Executive Officers."

         The following table summarizes the Plan Awards outstanding under the 1991 Plan as of January 12, 1996.

                                                      NUMBER OF                   RESTRICTED
EXECUTIVE OFFICERS                                     OPTIONS                       STOCK
------------------                                    ---------                   ----------
Richard C. Allender                                     89,400                      40,833
Jackie L. Boatman                                       34,000                       1,000
Michael R. Mitchell                                     57,500                       2,000
Timothy B. Page                                              0                           0
James C. Swaim                                          67,400                       2,333
                                                       -------                      ------

All Executive Officers                                 248,300                      46,166
  as Group (5 persons)                                 =======                      ======

Directors (who are not Executive Officers)                   0                           0
as a Group (4 persons)                                 =======                      ======

All Other Employees (including officers who            181,050                        1999
are not Executive Officers) as a Group (41             =======                      ======
persons)


AMOUNT OF STOCK SUBJECT TO THE 1991 PLAN

         Under the terms of the 1991 Plan, as amended, the Company may grant
(i) options ("Options") to purchase shares of the Company's Common Stock, and
(ii) awards of shares of Common Stock containing certain restrictions ("Restricted Stock") (collectively, grants of Options and Restricted Stock are referred to in this Proxy Statement as "Plan Awards") with respect to an aggregate of 725,000 shares of Common Stock (the "Shares").

ADMINISTRATION OF THE 1991 PLAN

         The Committee administers the 1991 Plan. The Committee must consist of at least two persons and all Committee members must be "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulations) promulgated under the Exchange Act.

ELIGIBILITY FOR PLAN AWARDS

         Plan Awards may be granted to selected employees and consultants of the Company or its subsidiaries (the "Participants") in consideration for services provided to the Company or its subsidiaries; provided, however, that no Incentive Stock Option may be granted to any individual who is not an employee of the Company or one of its subsidiaries on the date of grant. The Company currently has four persons serving as directors who are also employees of the Company and one person serving as a consultant to the Company. Any employee-director or consultant-director is eligible to receive Plan Awards, unless such person serves on the Committee. Therefore, the number of Participants participating in the 1991 Plan in the next fiscal year cannot be determined precisely nor can the benefits or amounts that will be received by or allocated to each of the Participants. Similarly, the benefits which will be allocated to the executive officers cannot be determined at this time.

OPTIONS UNDER THE 1991 PLAN

         The exercise price for any Incentive Stock Option granted under the 1991 Plan shall be not less than 100% of the fair market value per share on the date of grant of such Option. In the event that an Incentive Stock Option is granted to any person who, at the time such Incentive Stock Option is granted, owns more than ten percent of the total combined voting power of classes of shares of the Company or of any subsidiary corporation of the Company (a "Ten Percent Shareholder"), then the exercise price of the shares shall be not less than 110% of the fair market value of the shares on the date the Option is granted. The exercise price under any Nonstatutory Option granted under the 1991 Plan shall be such amount as the Committee may deem appropriate. If there is a public market for the Common Stock and it is listed on a stock exchange, fair market value means the closing sales price of the Common Stock per share as reported in the Wall Street Journal as of the date of grant.

         Any Option granted under the 1991 Plan is exercisable at such times, under such conditions (including without limitation, performance criteria with respect to the Company and/or the optionee), in such amounts and during such period or periods as the Committee determines on the date of the grant of such Option. Such Options, however, shall not be exercisable after the expiration of ten years from the date such Option is granted. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, the Option shall not be exercisable after the expiration of five years from the date such Option is granted.

         Payment for the shares upon exercise of an Option shall be made in cash, by certified check or, if authorized by the Committee, by delivery of other shares of Common Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Shares as to which Option is being exercised, or by any combination of such methods or by any other method of payment as may be permitted by applicable law.

         With respect to Incentive Stock Options, Options that are granted to Participants in the Plan, which allow such Participants to purchase in excess of $100,000 (calculated as of the time the Option is granted) of the Company's Common Stock in any one calendar year under the Plan and all of the Company's other plans, are considered Nonstatutory Options that are not entitled to the favorable tax treatment provided under Section 422 of the Internal Revenue Code.

         The Committee may establish procedures under the 1991 Plan for an
Optionee: (1) to pay the exercise price for the Shares by withholding from the total number of Shares to be acquired upon exercise of an Option that number of Shares having a fair market value equal to the exercise price; (2) to have withheld form the total number of Shares to be acquired, in the same manner as
(1) above, the withholding obligation for federal and state income and other taxes: and (3) to exercise a portion of the Option by delivering already-owned Shares in payment of the exercise price.

         In general, if an Optionee ceases to be an employee or Consultant (as defined the 1991 Plan) of the Company, as the case may be, for reasons other than Permanent and Total Disability or Death (as defined in the 1991 Plan), he will have until the earlier of 30 days or the date the Option expires to exercise the Option, to the extent the Optionee was entitled to exercise the Option on the date of termination.

         If an Optionee is unable to continue to perform services for the Company or any of its subsidiaries as a result of Permanent and Total Disability he will have until the earlier of 12 months from the date of such disability or the date the Option expires to exercise the Option, in whole or in part, notwithstanding that such Option may not be fully exercisable on such date. In the case of an Incentive Stock Option, the Optionee must have been an employee since the date of grant and must be an employee on the date of Permanent and Total Disability, to take advantage of this provision.

         In the case of death of an Optionee, the same rule applies as in the case of Permanent and Total Disability, above.

         An Option granted under the 1991 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder, and is not assignable by operation of law or subject to execution, attachment or similar process.

RESTRICTED STOCK UNDER THE 1991 PLAN

         The Committee may grant awards of Restricted Stock under the 1991 Plan in accordance with the terms and conditions set forth in an agreement between the Company and the Participant. Restricted Stock may be granted by the Committee either separately or in combination with Options. Each grant of Restricted Stock shall require a Participant to remain an employee or consultant of the Company or its subsidiaries for at least six months from the date of grant. Restricted Stock shall be granted to Participants for services rendered to the Company, and at no additional cost to the Participant; provided, however, that the value of such services must equal or exceed the par value of the Restricted Stock granted to the Participant.

         The Company shall establish a Restricted Stock Account for each Participant, to which Restricted Stock granted to the Participant shall be credited. Every credit of Restricted Stock shall be merely a bookkeeping entry and every grant of Restricted Stock shall be considered contingent and unfunded until the restrictions lapse. During the period of restriction such accounts shall be subject to the claims of the Company's creditors. No Participant shall have any rights in his Restricted Stock Account other than those of any unsecured general creditor of the Company. On the date the restrictions lapse, the Restricted Stock shall vest in the Participant.

         The terms, conditions and restrictions of the Restricted Stock shall be determined by the Committee on the date of grant. The restrictions shall lapse based upon performance measures, targets, holding period requirements and other criteria established by the Committee. Such criteria may vary among the grants of Restricted Stock; provided, however, that once the Restricted Stock has been granted and the criteria are established, such criteria may not be further modified with respect to such grant. The Restricted Stock may not be sold, assigned, transferred redeemed, pledged or otherwise encumbered during the period that the restrictions apply.

         The Committee, in its sole discretion, may establish procedures by which a Participant may defer the transfer of Restricted Stock to the Participant.

         The Committee may provide from time to time that amounts equivalent to dividends paid with respect to Common Stock be payable with respect to the Restricted Stock held in the Restricted Stock Account. Such amounts shall be credited to the Restricted Stock Account but shall be payable to the Participant only when the restrictions lapse.

         If a Participant, with the consent of the Committee, ceases to be an employee or ceases to provide services to the Company or any of its subsidiaries, or suffers Permanent and Total Disability or death, the restrictions applicable to the Participant's Restricted Stock shall lapse in accordance with such determination as the Committee, in its sole discretion, shall make. A Participant who ceases to be an employee or to perform services for the Company or any of its subsidiaries for any other reason shall forfeit all of his grants of Restricted Stock which are still under restriction.


CAPITALIZATION ADJUSTMENTS; MERGER; CHANGE IN CONTROL

         Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option (as well as the exercise price covered by any outstanding Option), the number of Shares of Restricted Stock granted (but still subject to restrictions) and the aggregate number of Shares that have been authorized for issuance under the 1991 Plan, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.

         Unless otherwise provided by the Committee, any Options and grants of Restricted Stock shall terminate immediately prior to the consummation of a proposed dissolution or liquidation of the Company, a proposed sale of all or substantially all of the assets of the Company, or the proposed merger or consolidation of the Company with or into another corporation. The Committee may, in the exercise of its sole discretion, in such instances declare that any Option shall terminate as of a date fixed by the Committee and give each Optionee the right to exercise his Option as to all or any part of the Shares covered by such Option, including Shares as to which the Option would not otherwise be exercisable.

         Subject to the above paragraph, upon a Change in Control (as defined below) of the Company, (i) all the outstanding Options shall immediately become fully exercisable, and (ii) any restrictions on the Restricted Stock will lapse and such Restricted Stock shall immediately vest in the Participant. For these purposes, a "Change in Control" shall have occurred if: (i) any person other than the Company or its subsidiaries, or an employee benefit plan of the Company or its subsidiaries, is or becomes the beneficial owner of 50% or more of the Common Stock; or (ii) a majority of the present members of the Company's Board of Directors cease to be members of the Board of Directors.

AMENDMENT TO THE 1991 PLAN

         The Committee in its sole discretion may, from time to time, amend the Plan; provided that no amendment will be made without the requisite approval of the shareholders of the Company, that will (i) change the aggregate number of Shares that may be issued under the 1991 Plan, other than any increase or decease in the number of issued Shares resulting from a stock split, payment of a stock dividend or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, (ii) change the designation of the Participants eligible to be granted Plan Awards, or
(iii) change the 1991 Plan so as to materially increase the benefits accruing to the Participants under the 1991 Plan.

TERM AND TERMINATION OF THE 1991 PLAN

         The 1991 Plan will continue in effect for a term of ten years, unless sooner terminated. The Committee may terminate the 1991 Plan at any time in its sole discretion. Neither Restricted Stock nor Options may be granted after the 1991 Plan is terminated. The termination of the 1991 Plan, or any amendment thereto, shall not affect any Shares previously issued to a Participant, any Option previously granted under this Plan or any shares of Restricted Stock previously granted to a Participant.

MISCELLANEOUS

         The 1991 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, and is not subject to any of the provisions of ERISA.

FEDERAL INCOME TAX CONSEQUENCES

         The following general summary is based upon the Internal Revenue Code and does not include a discussion of any state or local tax consequences.

         INCENTIVE STOCK OPTIONS. An optionee does not realize taxable income upon the grant or exercise of an Incentive Stock Option.

         The income tax treatment of any gain or loss realized upon an Optionee's disposition of Shares received upon exercise of an Incentive Stock Option depends on the timing of the disposition. If the Optionee holds the Shares received upon exercise of an Incentive Stock Option for at least two years from the date such Incentive Stock Option was granted, or one year from the date of exercise, the difference (if any) between the amount realized from the sale of such Shares and the Optionee's tax basis will be taxed as long-term capital gain or loss.

         If an Optionee disposes of the Shares before the end of the applicable holding periods described above (i.e., he makes a "disqualifying disposition"), such Optionee may be deemed to be in receipt of taxable income in the year of the disqualifying disposition, depending on the selling price. If the selling price exceeds the fair market value of the Incentive Stock Option on the date of exercise, the excess of the fair market value over the exercise price is taxable to the Optionee as ordinary income, and the excess of the selling price over the fair market value is taxable to the Optionee as taxable gain. If the selling price exceeds the exercise price but not the fair market value on the date of exercise, the excess of the selling price over the exercise price is taxable to the Optionee as ordinary income. If the selling price is less than the exercise price, the difference is treated as capital loss.

         The Company is not entitled to a deduction for federal income tax purposes with respect to the grant or exercise of an Incentive Stock Option or the disposition of Shares acquired upon exercise (if the applicable holding





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periods have been met).  In the event of a disqualifying disposition, however, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Optionee.

         Certain Optionees may be subject to the alternative minimum tax which in individual cases could reduce or eliminate any tax benefits to them under the 1991 Plan.

         NONSTATUTORY STOCK OPTIONS. An Optionee will not recognize any taxable income upon the grant of a Nonstatutory Option. However, upon exercise of a Nonstatutory Option, an Optionee must recognize ordinary income in an amount equal to the excess of the fair market value of the Shares at the time of exercise over the exercise price. Upon the subsequent disposition of the Shares, the Optionee will realize a capital gain or loss, depending on whether the selling price exceeds the fair market value of the Shares on the date of exercise. The Optionee's holding period in the Shares, for capital gains and losses purposes, begins on the date of exercise.

         Different rules may apply with respect to exercises by Optionees subject to the short-swing profit recapture provisions of Section 16(b) of the Exchange Act (in general, executive officers, directors and Ten Percent Shareholders who have not yet held their options for at least six months).
Section 83 of the Internal Revenue Code provides that such an Optionee will not recognize ordinary income upon exercise (and the capital gains holding period will not begin) if the sale of Shares acquired by such Optionee pursuant to an Option could subject the Optionee to suit under Section 16(b). Such an Optionee would then recognize ordinary income (and the capital gains holding period would begin) when the Optionee is no longer subject to suit under
Section 16(b). Persons acquiring Shares subject to such a restriction, however, may elect (within 30 days of exercise of the Option) under Section 83(b) of the Internal Revenue Code, to be taxed as of the date of exercise, thereby fixing the ordinary income recognized from the exercise to the spread between the fair market value on the date of exercise and the exercise price paid for the Shares. Any change in the value of the Shares after the date of exercise would be recognized as capital gain or loss only if and when the Shares are disposed of by the Optionee. If the Section 83(b) election is made, the Optionee's capital gains holding period begins on the date of exercise.

         An Optionee's tax basis in the Shares received on exercise of a Nonstatutory Option will be equal to the amount of consideration paid by the Optionee on exercise, plus the amount of ordinary income recognized as a result of the receipt of such Shares. The Company will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the Optionee recognizes taxable income, provided that the Company satisfies its withholding tax obligation with respect to such income.

         If an Optionee exercises a Nonstatutory Option by delivering other Shares of the Company, the Optionee will not recognize gain or loss with respect to the Shares delivered by the Optionee, even if the then fair market value of such Shares is different from the Optionee's tax basis therein. The Optionee, however, will be taxed as described above with respect to the exercise of the Nonstatutory Option as if he had paid the exercise price in cash, and the Company likewise generally will be entitled to an equivalent tax deduction. The Optionee's tax basis in the Shares received on such exercise will be equal to his basis in the number of Shares surrendered on such exercise plus the fair market value of the number of Shares received in excess of the number of Shares surrendered and the holding period for such number of Shares received will include the holding period of the Shares surrendered.

         RESTRICTED STOCK. The Participant will not recognize taxable income upon the grant of Restricted Stock because the Restricted Stock will be nontransferable and subject to a substantial risk of forfeiture. The Participant will recognize ordinary income at the time at which the restrictions that impose a substantial risk of forfeiture of such Shares (the "Restrictions") lapse, in an amount equal to the fair market value of such Shares at such time. The ordinary income recognized by a Participant with respect to Shares awarded pursuant to the 1991 Plan will be deemed compensation income subject to applicable wage withholding.

         A Participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to include in gross income the fair market value of the Restricted Stock, notwithstanding that the Restricted Stock would otherwise not be includable in gross income at that time. If such election is made within 30 days of the date of grant, then the Participant would include in gross income the fair market value of the Restricted Stock on the date of grant, and any change in the value of the Shares after the date of grant would be capital gain or capital loss only if and when the

Shares are disposed of by the Participant. If the Section 83(b) election is made, the Participant's capital gains holding period begins on the date of grant.

         If a Section 83(b) election is made and the Participant then forfeits the Restricted Stock, the Participant may not deduct as an ordinary loss the amount previously included in gross income.

         Dividends received on the Shares when the Restrictions on such Shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes and will be subject to applicable wage withholding.

         A Participant's tax basis in Shares of Restricted Stock received pursuant to the 1991 Plan will be equal to the ordinary income recognized by such Participant. Unless a Section 83(b) election is made, the Participant's holding period for such Shares for purposes of determining gain or loss on a subsequent sale will begin on the date the Restrictions on such Shares lapse.

         In general, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by a Participant with respect to Shares of Restricted Stock awarded pursuant to the 1991 Plan, provided that the Company satisfies its withholding obligation with respect to such income.

         If, subsequent to the lapse of Restrictions on his Shares, the Participant sells such Shares, the difference, if any, between the amount realized from such sale and the tax basis of such Shares to the Participant will be taxed as long-term of short-term capital gain or loss depending on whether the Participant's holding period for such Shares exceeds the applicable holding period at the time of sale.

         THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO ALL INDIVIDUALS. PARTICIPANTS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A DETERMINATION AS TO THE SPECIFIC TAX CONSEQUENCES APPLICABLE TO THEM.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Arthur Andersen LLP has been the Company's independent public accountant since fiscal year 1979. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The management knows of no other business that will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.





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
                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Any shareholder desiring to present a proposal to the shareholders at the 1997 Annual Meeting of Shareholders, which currently is expected to be scheduled on March 11, 1997, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before October 1, 1996. All such proposals should be in compliance with applicable Securities and Exchange Commission regulations.

                                           By Order of the Board of Directors,


                                           James C. Swaim, Secretary
January 29, 1996





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